UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K/A No.1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): January 19, 2011

OAKRIDGE INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-152312	98-0648307
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1609, 16/F., Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+1 206 309 2235
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

On December 29, 2010, our independent accountants, Albert Wong & Co. CPA resigned and the Company engaged Albert Wong & Co. LLP, as its new independent accountants, commencing with the audit for the fiscal year ended June 30, 2011. Albert Wong & Co. LLP is an independent U.S. CPA firm which associated with the Company's former independent accountants, Albert Wong & Co. CPA. The decision to change independent accountants was approved by the Board of Directors of the Company.

Albert Wong & Co. CPA, our former independent accountants, reported on the Company's financial statements for the past two years ended June 30, 2009 and 2010. Their opinions did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainty, audit scope, or accounting principles but were modified as to a going concern.

During the reports for the two most recent fiscal years and the subsequent interim period through the date Albert Wong & Co. CPA resigned, there were no disagreements with Albert Wong & Co. CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure as covered by Item 304 (a)(1)(iv) of Regulation S-K, which disagreements, if not resolved to the satisfaction of Albert Wong & Co. CPA would have caused them to make reference thereto in their report on the financial statements for such years.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit	Description
Exhibit 16	Letter of former accountants, Albert Wong & Co., CPA, dated January 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2010	OAKRIDGE INTERNATIONAL CORPORATION
By: /s/ Sau Shan Ku
-------------------------------
Name: Sau Shan Ku
Title: Director